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                                                                     Exhibit 4.3

                                 FORM OF WARRANT

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                                                                      FINAL FORM

                                 FORM OF WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

XANODYNE PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE WARRANT

No. [____]                                            Dated: As of June __, 2007

                                                     Warrant to Purchase [_____]
                                                          Shares of Common Stock

     XANODYNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [Silver Point Finance, LLC, a Delaware limited liability company] [INSERT HOLDER ADDRESS] or its registered assigns (the "Holder"), is entitled to purchase from the Company [________] (the "Initial Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a purchase price of $0.001 per share (the "Warrant"), at any time or from time to time after the date hereof but prior to the Expiration Date (as defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Financing Agreement, dated as July 25, 2005, as amended by the First Amendment, Consent and Waiver, dated September 25, 2005, and as further amended by the Second Amendment thereto, dated as of June [__], 2007 (as further amended, restated or otherwise modified from time to time, the "Financing Agreement") among the Company, its subsidiaries, certain lenders named therein, including the Holder and Silver Point Finance, LLC ("Silver Point") as collateral agent and administrative agent.

          1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

     "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

               (a) (i) shares of Common Stock issued upon the exercise of the Warrant and (ii) such number of additional shares of Common Stock as may become

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     issuable upon the exercise of the Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrant as in effect on the date hereof; and

               (b) (i) up to 15,191,677 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by a majority vote of the Board of Directors, and (ii) such additional number of shares of Common Stock as may become issuable pursuant to the terms of any such plan by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise.

               (c) The warrants initially held by Silicon Valley Bank which may be exercised for up to 35,437 shares of Series A-l Preferred Stock ("Silicon Warrant Shares") and the Silicon Warrant Shares.

               (d) Shares of Common Stock which may be issued in connection with the conversion of the Series A-l Preferred Stock.

               (e) Dividends paid to the holders of Series A-l Preferred Stock, in accordance with Article Fourth Section C(1) of the Company's Certificate of Incorporation, that are paid in shares of Common Stock.

               (f) Up to 6,600,000 shares of Series A-l Preferred Stock issued in connection with the acquisition of any product or products, directly or indirectly, that are complementary to the Juno Product.

               (g) Stock dividends and stock splits for which the Warrant Quantity is adjusted pursuant to Section 3.3 below.

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by. or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current


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dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference as to dividends or distributions upon liquidation.

          "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

          "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "Designated Entity" shall mean, individually and collectively, SPCP Group III LLC, SPF CDO I, LLC, Field Point I, LTD, Broad Point I, LLC, and SPCP Group, L.L.C.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Expiration Date" shall have the meaning assigned to it in Section 21.

          "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company and set forth in a certificate of an Authorized Officer of Company.

          "Financing Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

          "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

          "Initial Warrant Quantity" shall have the meaning assigned to it in the introduction to this Warrant.

          "Investor Rights Agreement" shall mean that certain Investor Rights Agreement dated as of July 25, 2005, amended as of the date hereof, among the Company, the existing stockholders named therein and the lenders party to the Second Amendment to the Financing Agreement.

          "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the average weighted sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the


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principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value (as set forth in subsection (iii) of the definition of Fair Value).

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

          "Other Securities" shall mean any capital stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Price" shall mean $0.001 per share.

          "Related Fund" means, (a) with respect to any Person, any Affiliate of such Person or any fund or account managed by such Person or an Affiliate of such Person or its investment manager, (b) with respect to Silver Point, (i) any Affiliate of Silver Point or any fund or account managed by Silver Point or any Affiliate of Silver Point or its investment manager, or (ii) any Designated Entity, and (c) with respect to any Designated Entity, Silver Point or any other Designated Entity.

          "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 10.1, (ii)any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.


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          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Series A-l Preferred Stock" shall mean the Company's Series A-l Convertible Preferred Stock, $.001 par value per share.

          "Stockholders' Agreement" means that certain Amended and Restated Stockholder's Agreement dated as of July 25, 2005, as amended as of the date hereof, by and among the Company and certain of the holders of the Company's Common Stock and Preferred Stock that are listed on the signature pages thereto.

          "Warrant Quantity" shall mean initially the Initial Warrant Quantity (as defined in the first paragraph of this Warrant), which amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment is required by Section 3.

          "Warrant" shall have the meaning assigned to it in the introduction to this Warrant.

          2. EXERCISE OF WARRANT.

          2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                    (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by,


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the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

               2.3. Delivery of Stock Certificates, Etc.; Charges, Taxes and Expenses (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or as the Holder may direct,

                    (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of exercise, and

                    (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

               (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any transfer tax or other incidental expense in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

               (c) In the case of any dispute in respect of the number of shares of Common Stock to be issued upon exercise of this Warrant, the Company shall promptly issue to the Holder such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five (5) Business Days after each exercise of this Warrant. If the Holder and the Company are unable to agree as to the determination of the number of shares of Common Stock to be issued within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the dispute in respect of the number of shares of Common Stock to be issued upon exercise of this Warrant shall be determined in good faith by any firm of independent public accountants of national standing, selected jointly by the Company and the Holder or, if that selection cannot be made within ten (10) days, by any firm of independent public accountants of national standing selected by the American Arbitration Association in accordance with its rules, and provided further, that all of the fees and expenses of any third parties incurred in connection with resolving such dispute will be paid by the party that is determined by such accountant to be least correct and if neither party is more correct than the other, one-half by the Company and one-half by the Holder. The Company shall then, on the next Business Day. issue the appropriate


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     number of shares of Common Stock upon exercise of the Warrant in accordance with such accounting firm's determination under this Section 2.3(c).

          3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

          3.1. General; Warrant Quantity. This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment and readjustment as provided in this Section 3.

          3.2. Adjustment of Warrant Quantity.

               3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4), without consideration or for consideration per share less than the Fair Value of the Common Stock in effect immediately prior to such issue or sale, then, in each such case, subject to Section 3.8, the Warrant Quantity shall be increased, concurrently with such issue or sale, to an amount determined by multiplying such Warrant Quantity by a fraction:

               (a) the numerator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant, shares of Common Stock issuable upon conversion of the issued and outstanding Series A-l Preferred Stock and the conversion of the Silicon Warrant Shares, and the 9,947,191 shares of Common Stock issuable upon the exercise of Options granted as of the Second Amendment Effective Date) immediately after such issue or sale; provided, that for the purposes of this Section 3.2.1(a), (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding; and

               (b) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant, shares of Common Stock issuable upon conversion of the issued and outstanding Series A-l Preferred Stock and the conversion of the Silicon Warrant Shares, and the 9,947,191 shares of Common Stock issuable upon the exercise of Options granted as of the Second Amendment Effective Date) immediately prior to such issue or sale; (provided that for purposes of this Section 3.2.1(b) treasury shares shall not be deemed outstanding) and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at an amount equal to Fair Value.

               3.2.2. Treatment of Options and Convertible Securities. Except as set forth herein, in case the Company at any time or from time to time after the date hereof shall issue., sell, grant or assume, or shall fix a record date for the determination of holders of any


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class of securities of the Company entitled to receive, any Options or
Convertible Securities (whether or not the rights thereunder are immediately excrcisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Fair Value in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a Change of Control (as defined in the Financing Agreement) of the Company, (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (iii) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible Securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock. Options or Convertible Securities, as the case may be;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) no readjustment pursuant to subdivision (b) above shall have the effect of decreasing the Warrant Quantity by an amount in excess of the


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     amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

          3.3. Treatment of Stock Dividends, Stock Splits, etc. Except to the extent paid to the holders of Series A-l Preferred Stock in satisfaction of the Company's dividend obligation set forth in Article Fourth Section C(l) of the Company's Certificate of Incorporation, in case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, if the Company declares or pays a dividend on its Common Stock, payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise or conversion of this Warrant, for each share of Common Stock acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the shares of Common Stock recorded as of the date the dividend or subdivision occurred. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased.

          3.4. Computation of Consideration. For the purposes of this Section 3,

               (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                    (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                    (ii) insofar as it consists of property (including securities) or services other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                    (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and
          (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

               (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities,


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     shall be deemed to have been issued for a consideration per share determined by dividing:

                    (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a).

          by

                    (ii) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          3.5. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

          3.6. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution.

          3.7. De Minimis Adjustments. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other


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amount or amounts so carried forward, shall aggregate a change in the Warrant
Quantity of at least one tenth (1/10) of one percent (1%) of such Warrant Quantity. All calculations under this Warrant shall be made to the nearest one-tenth of a share.

          3.8. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

          4. CONSOLIDATION, MERGER, ETC.

          4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Quantity is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

          4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Financing Agreement to the contrary, the Company shall not effect any of the transactions described in Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Investor Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4. the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Financing Agreement.

          5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which, in the good faith opinion of both the Board of Directors of the Company and the Holder, the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of Company shall make an adjustment, which adjustment, if any, will be final, in the application of such provisions, in accordance with the essential intent and principles, as determined jointly and in good faith by the Board of Directors and the Holder, so as to preserve, without dilution, the purchase rights represented by this Warrant.

          6. NO IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

          7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate signed by the Chief Financial Officer or Treasurer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c)the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificate at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

          8. NOTICES OF CORPORATE ACTION.. In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

               (d) any other transaction of the Company that would result in any adjustment to the Common Stock as provided in this Section 8,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified. Notwithstanding the foregoing, the Company will be deemed to provide notice of any corporate action if the Company provides notice to the Administrative Agent under the Financing Agreement.

          9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

          10. RESTRICTIONS ON TRANSFER.

          10.1. Restrictive Legends. Except as otherwise permitted by this
Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form and as otherwise required by the Stockholders Agreement:

          "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form and as otherwise required by the Stockholders
Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

          10.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

          10.3. Termination of Restrictions. Subject to the Stockholders Agreement,, the restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder; provided no such opinion shall be required for any disposition by the Holder to an Affiliate or Related Fund. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

          11. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

          12. REGISTRATION AND TRANSFER OF WARRANTS. ETC.

          12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          12.2. Transfer of Warrants. Subject to compliance with Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company and Instrument of Accession, as described below, to the Stockholder's Agreement. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

          12.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or. in the case of any such mutilation, on surrender of such Wan-ant to the Company at its principal office and cancellation thereof, the Company at the Holder's expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          12.4. Adjustments to Number of Shares. Notwithstanding any adjustment in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

          12.5. Fractional Shares. Notwithstanding any adjustment pursuant to
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

          13. INTENTIONALLY OMITTED.

          14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Except as provided in
Section 21, nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          15. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of [_____] at its principal office located at One Riverfront Place, Newport, KY 41071, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

          16. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of this Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of this Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of this Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of this Warrant, then such amendment, modification, supplement, termination or waiver of provisions of this Warrant shall not be adopted by the Company.

          17. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof, "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

          18. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          19. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company and each Holder hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company and the Holder hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 15, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

          20. INVESTOR RIGHTS AGREEMENT. The Company agrees to cause the other parties thereto to amend the Investor Rights Agreement so that the shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrablc Shares (as such term is defined in the Investor Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Investor Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Investor Rights Agreement applicable to such holder as a holder of such Registrable Shares.

          21. EXPIRATION; CALL RIGHT.

               21.1. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the earlier of (a) June ____, 2012, (b) the date that a Qualified Public Offering (as such term is defined in the Company's Certificate of Incorporation as amended from time to time) covering shares of Common Stock underlying this Warrant is consummated, subject to Section 21.2 below or (c) the sale of substantially all of the assets of the Company or the consolidation or merger of the Company with or into another Person (regardless of whether or not the Company is the surviving entity) (the "Expiration Date").

               21.2. Upon the consummation of a Qualified Public Offering, (the "Call Event"), each of The Holders will have been deemed to have provided a Form of Election to Purchase Share; pursuant to Section 2.1 and will be required to pay the Company the aggregate Purchase Price and the Company will be required to deliver the shares of Common Stock underlying this Warrant, all in accordance with the terms of Section 2.1 and the other terms of this Warrant.

               21.3. Other than as described in Section 21.2 above, the exercise of this Warrant shall be subject to and governed by all the provisions relating to such exercise contained herein.

          22. STOCKHOLDERS' AGREEMENT. The Company acknowledges and agrees that, upon issuance of this Warrant, the Holder shall be required to execute an Instrument of Accession (as such term is defined in the Stockholders Agreement) to the Stockholders' Agreement and that Holder shall be entitled to all the benefits of, and bear all the obligations of, a Common Stockholder (as such term is defined in the Stockholders' Agreement) thereunder. The Company agrees to cause the other parties thereto to amend the Stockholders' Agreement to enable the Holder to participate on a pro rata basis with the Preferred Stockholders of the Company in the Right of Co-Sale provided by Section 5.1 of the Stockholders' Agreement.

          23. REPRESENTATIONS. Holder by accepting this Warrant shall be deemed to have made the representations and warranties to the Company contained on Exhibit C hereto.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date first above written.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                            (WARRANT SIGNATURE PAGE)

                                                   EXHIBIT A to
                                                   Common Stock Purchase Warrant

[FORM OF]
ELECTION TO PURCHASE SHARES

     The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $0.01 per share ("Common Stock"), of XANODYNE PHARMACEUTICALS, INC. and hereby [makes payment of $________ therefor] [or] [makes payment therefor by reduction pursuant to
Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by _______ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______________________ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: ____________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

     If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO: ____________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Dated: ____________, 200_               [NAME OF HOLDER]


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant

[FORM OF] ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $__________ per share ("Common Stock") of XANODYNE PHARMACEUTICALS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee   Address   No. of Shares
----------------   -------   -------------


and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of XANODYNE PHARMACEUTICALS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: _____________, 200_              [NAME OF HOLDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                   EXHIBIT C to
                                                   Common Stock Purchase Warrant

1. Representations of the Holder. The Holder represents and warrants to the Company as follows:

1.1 Investment. Holder is acquiring this Warrant and shares of Common Stock issuable upon exercise of this Warrant for Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

1.2 Restricted Securities. Holder acknowledges that this Warrant and shares of Common Stock issuable upon exercise of this Warrant consist of restricted securities that are unregistered; that neither this Warrant nor such shares may be sold, transferred, or otherwise disposed of without registration under the Securities Act unless an exemption from such registration is available; that in the absence of an effective registration statement covering this Warrant and such shares or an available exemption from registration under the Securities Act, the Warrants and Warrant Shares must be held indefinitely. In particular, Holder is aware that this Warrant and such shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met and that among the conditions for use of Rule 144 may be the availability of current information to the public about the Company, information that is not now made available. Holder understands that this Warrant and such shares will be subject to the restrictions on exercise, conversion and transfer as set forth in the instruments governing such shares and in the Stockholders' Agreement, and to the extent applicable, each certificate, instrument or other document evidencing such shares shall be endorsed with the legends set forth in the Stockholders' Agreement.

1.3 Economic Risk; Sophistication. Holder is able to bear the economic risk of an investment in this Warrant and shares of Common Stock issuable upon exercise of this Warrant acquired by him or it pursuant to this Warrant and has sufficient knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the proposed investment in the Company and Holder is able financially to bear the risks thereof.

1.4 Accredited Investor. Holder meets the criteria of an "accredited investor" as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

1.5 Investigation. Holder has been furnished with, and has had an opportunity to read, the Second Amendment, this Warrant and Loan Documents to which he or it is a party and all materials relating to the business, finances, operations, and prospects of the Company that have been reasonably requested by Holder. Holder understands that this Warrant and shares of Common Stock issuable upon exercise of this Warrant are being or will be issued without any particular offering or disclosure document, but acknowledges that Holder has been given ample opportunity to ask questions and request information of. and receive answers from, Company officials concerning the business, finances and operations of the Company.

1.6 Blue Sky Approvals. The address set forth in the first paragraph of this Warrant is true, complete and correct, and is the principal address of Holder. Holder agrees that the Company can rely on such address for purposes of compliance with state and federal securities laws.

1.7 Organization and Standing. Holder is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective state or country of organization.

1.8 Authority. The execution, delivery and performance by Holder of this Warrant, Stockholders Agreement and Investor Rights Agreement and the consummation by Holder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Warrant, the Stockholders Agreement and Investor Rights Agreement has been duly executed and delivered by the Holder and constitute valid and binding obligations of the Holder enforceable in accordance with their respective terms, except, (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies."

WARRANTHOLDER                              # OF SHARES
-------------                              -----------
SPCP Group III LLC                            490,680
Silver Point Capital Offshore Fund, Ltd.      677,966
Silver Point Capital Fund, LP                 794,073
Blue Ridge Investments, LLC                 1,090,400